EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated October 8, 2007 on the statement of condition including the related portfolio of Argus Turnaround Strategy Portfolio 2007A (included in Van Kampen Unit Trusts, Series 706) contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
October 8, 2007